EXHIBIT (4.6)

   WPLH

                    SHAREOWNER DIRECT PLAN AUTHORIZATION FORM


   Please complete all applicable sections, sign and return to:
   WPL HOLDINGS, INC.
   SHAREOWNER SERVICES
   PO BOX 2568
   MADISON, WI 53701-2568

   If you have any questions, please call:
   1-800-356-5343

   I.   INITIAL INVESTMENT OR CURRENT ACCOUNT INFORMATION

   [  ] As an initial investment in the WPL Holdings Inc. Shareowner Direct
        Plan, enclosed is a check or money order for $____________ (not less than $250.00) payable to WPL Holdings, Inc. (Payment must reach us by the 15th of the month)

   [  ] I am currently a Plan Participant.  Please take the action requested in Section II, IV, V or VI.  My account number is
        ___________________.

   Please provide registration information if you are unsure of your account number or the information is not provided above:

   ACCOUNT REGISTRATION:(See guidelines below)  SOCIAL SECURITY NUMBER OR
                                                TAXPAYER IDENTIFICATION
                                                   NUMBER:




   ACCOUNT ADDRESS:                             DAYTIME PHONE:





   GUIDELINES FOR ACCOUNT REGISTRATION:
   Joint Accounts - will be presumed to be Joint Tenants with Right of Survivorship (Jt Ten) unless restricted by applicable law or otherwise indicated. The Social Security number of the first owner listed should be provided.

   Custodial (for minors) - a minor is the beneficial owner of the account, with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfers to Minors Act in the minors state of residence. Only one custodian and one minor per account (ie Jane S Doe Cust Ryan W Doe, UTMA Wisconsin). Provide the address of the custodian but the minors social security number.

   Trust - Account is established in accordance with the provisions of a trust agreement. Please provide name(s) of Trustee(s), date of trust and exact title of trust (i.e. John R Doe TTEE of the Doe Trust dated 5/5/95).


   II.  OPTIONAL INVESTMENT

   [ ] I am currently a Plan Participant, please purchase additional shares of common stock in accordance with the terms and conditions of the Shareowner Direct Plan. (Payment must reach us by the 15th of the month)

        Attached is a check or money order for $____________ payable to WPL Holdings, Inc.

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   III. TAXPAYER IDENTIFICATION Form W-9

   Taxpayer Identification Number:                 (Please provide the
   correct Taxpayer identification number)

   Is this your _____ Social Security Number or _____ Taxpayer Identification Number?

   FOR OFFICE USE ONLY
   ACCOUNT REGISTRATION AND NUMBER




   Certification:  Under penalties of perjury, I certify that:
   (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

   (2) I am not subject to backup withholding because I am exempt from backup withholding, or I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding (cross out item 2 if you are subject to backup withholding.)

   Signature of Taxpayer                                       Date

   Print name of Taxpayer




                         [REVERSE OF AUTHORIZATION FORM]


   IV.  PLAN PARTICIPATION

   Check below the option in which you wish to enroll. Your choice will apply to both the certificated and Shareowner Direct Plan shares. If no participation is indicated, the account will be enrolled in Full Dividend Reinvestment. Note: WPL Holdings common stock dividends will reinvest in WPL Holdings common stock.

   [  ] FULL REINVESTMENT:  Reinvest all dividends payable on all shares.

   [  ] NO REINVESTMENT:  Send cash dividends on all shares.

   [  ] PARTIAL REINVESTMENT

             [ ] Send cash dividends on ______ shares and reinvest dividends on remaining shares.

   V.   AUTOMATIC STOCK PURCHASE

   [ ] AUTOMATIC STOCK PURCHASE: This option allows you to have money transferred from your checking account to your Shareowner Direct Plan account automatically on the 10th of each month.

   I authorize WPL Holdings, Inc. to credit my Shareowner Direct Plan account by withdrawing $_____________ on the 10th of each month from my checking account shown below. If this date falls on a weekend or holiday, the withdrawal will be made on the next business morning. (NOTE: Please attach a voided blank check.) This authorization will remain in effect until it is changed or cancelled by telephone notification or written request.

   Bank Name:                        Bank Phone Number
                                     (including area code):


   Bank Transit/Routing Number:                 Bank Account Number:


   VI.  SAFEKEEPING

   [ ] I wish to deposit the common stock certificates listed below into the safekeeping option of Shareowner Direct Plan. I understand that the certificates enclosed will be credited to my Shareowner Direct Plan account and subject to the reinvestment participation election made above. We suggest you send your certificates certified mail insured for 2% of the value. Do not endorse the back of these certificates.

   Certificate Number    Shares       Certificate Number       Shares

   __________________    _______      __________________       _______

   __________________    _______      __________________       _______

   __________________    _______      __________________       _______


   VII. ELECTRONIC DEPOSIT OF YOUR DIVIDENDS

   [ ] ELECTRONIC DEPOSIT: This option allows you to have your dividends deposited directly into your checking or savings account at your bank, savings and loan institution or credit union.

   I authorize WPL Holdings, Inc. to deposit to my account as indicated below the dividend amount I am due with the same effect as if a check had been delivered to me for such account. I also authorize the financial institution indicated below to credit the same to such account. Such an over deposit be made, WPL Holdings, Inc. and the financial institution are authorized to debit such account for correction. This authorization will remain in effect until it is changed or cancelled by telephone notification. (Note: Please attach a voided blank check)

   Bank Name:                         Bank Phone Number
                                      (including area code):


   Bank Transit/Routing Number:                 Bank Account Number:


   VIII.     SIGNATURES

   By signing this form, I certify that I have received the prospectus describing the WPL Holdings, Inc. Shareowner Direct Plan. I understand that I may revoke this authorization at any time by written notice to WPL Holdings, Inc.

   Signature:                                        Date:

   Signature:                                        Date:



                     IMPORTANT TAX DOCUMENT ON REVERSE SIDE